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                                                                   Exhibit 23. v

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan of our report dated February 16, 1995, with respect to the consolidated financial statements and schedule of Cellular Communications, Inc. included in AirTouch Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


New York, New York                               /s/ ERNST & YOUNG LLP
November 16, 1995